UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

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UPEXI, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40535	83-3378978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3030 N. Rocky Point Drive, Suite 420

Tampa, FL 33607

(Address of Principal Executive Offices) (Zip Code)

(727) 287-2800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	UPXI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Upexi, Inc. (the “Company”) entered into a Securities Purchase Agreement dated January 9, 2026 (the “Purchase Agreement”) with Hivemind Validation Master Fund (the “Investor”), pursuant to which the Company issued to the Investor a secured convertible promissory note in the original principal amount of approximately $36 million (the “Note”), in exchange for the transfer and contribution of 265,500 units of Solana (SOL) in the form of locked SOL (the “Digital Assets”).

As consideration for the issuance of the Note, the Investor transferred and assigned to the Company all of the Investor’s beneficial and economic ownership interest in the Digital Assets. Due to the locked and staked nature of the Digital Assets, the transfer was effected by assignment of beneficial and economic ownership and custodial acknowledgments and did not require an immediate on-chain transfer, validator exit, or unstaking of the Digital Assets.

The Note bears interest at a rate of 1.0% per annum, payable quarterly in cash, and matures on January 9, 2028. The outstanding principal amount of the Note is not payable in cash under any circumstances. At maturity, or upon acceleration following an event of default, to the extent the Note has not been converted in full, the Investor is entitled to receive a pro rata return of the Digital Assets corresponding to the outstanding principal balance of the Note at such time. The Investor bears the risk that the market value of the Digital Assets at maturity or acceleration may be less than the outstanding principal balance of the Note.

The principal amount of the Note is convertible, in whole or in part, at the option of the Investor at any time, into shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a fixed conversion price of $2.39 per share, subject to customary adjustments, ownership limitations, and other conditions set forth in the Note.

The Note also provides for forced conversion under certain circumstances, subject to satisfaction of specified conditions, including trading price and liquidity thresholds, the effectiveness of a resale registration statement covering the shares issuable upon conversion, and the absence of events of default.

In connection with the issuance of the Note, the Company entered into a Security Agreement dated January 9, 2026 with the Investor (the “Security Agreement”), pursuant to which the Company granted the Investor a continuing first-priority security interest in and to the Digital Assets, all related digital asset accounts and wallets, associated rights and credentials, and proceeds thereof, to secure the Company’s obligations under the Note. The Security Agreement provides for custody and control arrangements, including account control agreements, and restricts the transfer, sale, or other disposition of the Digital Assets while the Note remains outstanding, subject to limited exceptions.

The foregoing summaries of the Note, Purchase Agreement, and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 4.1, 10.1,  and 10.2 respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

In connection with the negotiation of the Securities Purchase Agreement and related secured convertible note transaction with Hivemind Validation Master Fund, the Company previously shared with the investor, in a limited and non-public context, certain internal, unaudited information regarding the Company’s asset position and capital structure, including an internal calculation of the Company’s estimated modified net asset value (“mNAV”) as of January 9, 2026. This disclosure is being furnished to satisfy the Company’s obligations under Regulation FD.

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Based on the mNAV calculation, management estimated the Company’s adjusted treasury net asset value as of January 9, 2026 to be approximately $234.4 million, representing a fully-loaded modified net asset value of approximately 0.92x.

The mNAV calculation reflects internal management estimates and assumptions regarding the Company’s digital asset holdings, outstanding indebtedness, cash and cash equivalents, and capitalization assuming conversion of outstanding convertible securities. The calculation is non-GAAP, subject to significant uncertainty and volatility, and assumes conversion scenarios that may not occur. The Company does not undertake any obligation to update or revise the mNAV calculation or the related estimates.

The information in Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 8.01 Other Events.

On January 13, 2026, the Company issued a press release announcing that it entered into the Purchase Agreement. The press release describes the principal economic terms of the transaction, including the aggregate principal amount of approximately $36 million, the 1.0% interest rate payable quarterly in cash, the fixed conversion price of $2.39 per share, and the 24-month maturity. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release also notes the Company’s expectation that the transaction will increase the Company’s Solana treasury and describes certain anticipated effects of the transaction based on management’s current assumptions and expectations, which are subject to change. The statements in the press release reflect management’s views as of the date thereof and are subject to risks, uncertainties, and assumptions, including those described elsewhere in this Current Report on Form 8-K.

The foregoing description of the press release is qualified in its entirety by reference to Exhibit 99.1. The information in Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
4.1	Secured Convertible Promissory Note dated January 9, 2026 between Upexi, Inc. and Holder (as defined therein)
10.1	Securities Purchase Agreement, dated January 9, 2026, between Upexi, Inc. and Purchaser (defined therein)
10.2	Security Agreement dated January 9, 2026 between Upexi, Inc. and Secured Party (as defined therein)
99.1	Press Release of Upexi, Inc., dated January 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPEXI, INC.

Dated: January 14, 2026	/s/ Andrew J. Norstrud
Name: Andrew J. Norstrud
Title: Chief Financial Officer

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